LIST OF SUBSIDIARIES OF POORE BROTHERS, INC.



     Name of Subsidiary                         State of Incorporation/Formation
     ------------------                         --------------------------------
Poore Brothers of Arizona, Inc.                              Arizona
Poore Brothers Distributing, Inc.                            Arizona
Poore Brothers of Texas, Inc.                                 Texas
La Cometa Properties, Inc.                                   Arizona
Tejas PB Distributing, Inc.                                  Arizona
Wabash Foods, LLC                                            Delaware